To:	All Media
Date:	October 19, 2007

Arrow Announces Third Quarter Operating Results

Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the quarter and nine-month periods ended September 30, 2007.  Net income for the quarter ended September 30, 2007 was $4.510 million, representing diluted earnings per share of $.42.  This was 7.7% above the diluted earnings per share amount of $.39 earned in the third quarter of 2006, when net income was $4.261 million.  For the nine-month period, net income was $12.851 million in 2007, and diluted earnings per share was $1.19,  4.4% above the $1.14 amount earned in 2006 when net income was $12.597 million.  Cash dividends paid to shareholders during 2007 totaled $.70 per share, or 2.9% higher than the $.68 per share paid in the first nine months of 2006.  All per share amounts have been adjusted for the 3% stock dividend distributed on September 28, 2007.

Thomas L. Hoy, Chairman, President and CEO stated, "We are pleased to report that our strong earnings performance was accompanied by record levels for total assets, total deposits and total loans outstanding.  Our key profitability ratios confirm the excellent operating results, highlighted by a return on average equity which exceeded 15% for the third quarter of 2007.  In addition, the continuing low levels of nonperforming assets and net loan losses indicates that our asset quality remains high.

Total assets at September 30, 2007 reached a new record high of $1.577 billion, up $54.0 million, or 3.5%, over the September 30, 2006 balance of $1.523 billion.  Deposit balances at September 30, 2007 were $1.218 billion, representing an increase of $55.0 million, or 4.7%, from the September 30, 2006 level of $1.163 billion.  Loan balances outstanding reached $1.035 billion at September 30, 2007, representing an increase of $42.0 million, or 4.2%, from the balance at September 30, 2006.  We experienced increases in all of our major loan categories during the past 12 months, including an $8.1 million increase in commercial loans, a $12.6 million increase in indirect loans (primarily automobile loans) and a $21.2 million increase in residential real estate loans.

Asset quality remained high at quarter-end, with nonperforming loans of $2.0 million at September 30, 2007, representing only .20% of period-end loans.  Nonperforming assets were $2.1 million at September 30, 2007, representing only .13% of assets.  Annualized net loan losses for the third quarter of 2007 as a percentage of average loans outstanding were a very low .04% compared to .07% for the third quarter of 2006.  Arrow's allowance for loan losses amounted to $12.3 million at September 30, 2007, which represented 1.19% of loans outstanding.  Throughout the third quarter of 2007, subprime consumer real estate lending continued to have a negative impact on the national and world economy.  We have not engaged in subprime lending as a business line nor do we hold mortgage-backed securities backed by subprime mortgages in our investment portfolio.

Our increase in net interest income was primarily the result of a significant increase in average earning assets, an increase of $50.0 million from the third quarter of 2006 to the third quarter of 2007.  This more than offset a decrease in our net interest margin, which for the third quarter of 2007 was 3.29%, down three basis points from the third quarter of 2006 and also down three basis points from the second quarter of 2007.

The Federal Reserve Bank reduced the federal funds target rate on September 18, 2007.  Short-term interest rates have declined greater than longer-term interest rates, resulting in a positively sloped yield curve.  Throughout this volatile interest rate environment, we have continued to follow our core banking strategy and the disciplined course we believe best serves our shareholders over time.

Many of our operating ratios in recent periods have compared favorably to our peer group, consisting of all U.S. Bank Holding Companies having $1.0 to $3.0 billion in assets as identified in the Federal Reserve Bank’s June 30, 2007 ‘Bank Holding Company Performance Report.’  Most notably, our return on average equity for the quarter ended September 30, 2007 was 15.38%, as compared to 14.49% for the 2006 period.  The return on average equity for our peer group was 11.05% for the June 2007 six-month period and 11.07% for the March 2007 three-month period.  Our loan quality ratios also compare favorably to our peer group.  Our nonperforming loans to period-end loans was .20%, compared to a ratio of .72% for our peer group at June 30, 2007. We continue to maintain a higher total risk-based capital ratio than our peer group.

As of September 30, 2007, assets under trust administration and investment management were $987.4 million, an increase of $113.9 million, or 13.0%, from September 30, 2006.  This increase in asset levels, partially attributable to rising prices in the equity markets, led to a $138 thousand increase in fee income from fiduciary activities for the third quarter of 2007.  Included in assets under trust administration and investment management are our proprietary mutual funds, the North Country Funds, advised exclusively by our subsidiary, North Country Investment Advisors, Inc., which recently reached a record balance of over $211 million.”

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company.  Other subsidiaries include North Country Investment Advisers, Inc. and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management's beliefs, assumptions, expectations, estimates and projections about the future.  These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with the company's Annual Report on Form 10-K for the year ended December 31, 2006.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands, except per share amounts)
Unaudited
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Income Statement
Interest and Dividend Income	$21,921	$20,440	$64,146	$59,780
Interest Expense	10,272	8,893	29,870	25,255
Net Interest Income	11,649	11,547	34,276	34,525
Provision for Loan Losses	136	186	322	560
Net Interest Income After Provision for Loan Losses	11,513	11,361	33,954	33,965
Net (Losses) Gains on Securities Transactions	---	---	---	(118)
Net Gain on Sales of Loans	4	8	32	63
Gain on Sale of Premises	---	---	---	227
Income From Fiduciary Activities	1,334	1,196	4,206	3,806
Fees for Other Services to Customers	2,097	2,163	6,041	5,976
Insurance Commissions	472	458	1,435	1,362
Other Operating Income	182	205	558	492
Total Noninterest Income	4,089	4,030	12,272	11,808
Salaries and Employee Benefits	5,442	5,546	16,198	16,497
Occupancy Expenses of Premises, Net	750	712	2,393	2,332
Furniture and Equipment Expense	720	776	2,261	2,346
Amortization of Intangible Assets	96	106	298	329
Other Operating Expense	2,215	2,062	7,007	6,183
Total Noninterest Expense	9,223	9,202	28,157	27,687
Income Before Taxes	6,379	6,189	18,069	18,086
Provision for Income Taxes	1,869	1,928	5,218	5,489
Net Income	$ 4,510	$ 4,261	$12,851	$12,597

Share and Per Share Data [1]
Period End Shares Outstanding	10,612	10,879	10,612	10,879
Basic Average Shares Outstanding	10,628	10,878	10,746	10,931
Diluted Average Shares Outstanding	10,697	11,031	10,821	11,085
Basic Earnings Per Share	$ 0.42	$ 0.39	$ 1.20	$ 1.15
Diluted Earnings Per Share	0.42	0.39	1.19	1.14
Cash Dividends	0.23	0.23	0.70	0.68
Book Value	11.20	10.97	11.20	10.97
Tangible Book Value [2]	9.63	9.41	9.63	9.41

Key Earnings Ratios
Return on Average Assets	1.14%	1.12%	1.11%	1.11%
Return on Average Equity	15.38	14.49	14.65	14.45
Return on Tangible Equity [2]	17.96	16.98	17.11	16.95
Net Interest Margin [3]	3.29	3.32	3.31	3.35

[1] Share and Per Share amounts have been restated for the September 2007 3% stock dividend.
[2] Tangible Book Value per share is the ratio of Total Equity less Intangible Assets to Period End Shares Outstanding.

[3] Net Interest Margin includes a tax equivalent upward adjustment of 20 and 15 basis points for the respective 2007 and 2006 quarterly periods and 20 and 17 basis points for the respective 2007 and 2006 nine-month periods.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	September 30, 2007			September 30, 2006
	Period End	Third Quarter Average	Year-to- Date Average	Period End	Third Quarter Average	Year-to- Date Average
Balance Sheet
Cash and Due From Banks	$ 42,219	$ 33,854	$ 32,746	$ 41,710	$ 34,076	$ 33,797
Federal Funds Sold	4,000	16,013	17,900	12,000	7,587	5,817
Securities Available-for-Sale	336,055	342,959	329,523	339,812	349,829	342,160
Securities Held-to-Maturity	115,702	114,373	110,463	91,607	95,687	105,891
Loans	1,034,548	1,021,399	1,015,529	992,675	991,669	995,578
Allowance for Loan Losses	(12,341)	(12,325)	(12,313)	(12,274)	(12,273)	(12,257)
Net Loans	1,022,207	1,009,074	1,003,216	980,401	979,396	983,321
Premises and Equipment, Net	16,385	16,235	16,034	15,935	15,887	15,973
Goodwill and Intangible Assets, Net	16,699	16,762	16,861	17,044	17,112	17,201
Other Assets	23,782	17,059	17,083	24,867	16,148	15,391
Total Assets	$1,577,049	$1,566,329	$1,543,826	$1,523,376	$1,515,722	$1,519,551
Demand Deposits	$ 191,125	$ 194,628	$ 185,285	$ 184,773	$ 187,764	$ 182,180
Nonmaturity Interest-Bearing Deposits	607,180	573,839	569,550	566,578	551,061	575,260
Time Deposits of $100,000 or More	166,916	189,685	182,524	147,409	154,929	158,811
Other Time Deposits	252,281	257,056	260,665	264,324	255,491	245,121
Total Deposits	1,217,502	1,215,208	1,198,024	1,163,084	1,149,245	1,161,372
Short-Term Borrowings	48,791	49,976	48,515	55,296	50,062	44,107
Federal Home Loan Bank Advances	150,000	141,256	136,535	145,000	158,595	157,693
Other Long-Term Debt	20,000	20,000	20,000	20,000	20,000	20,000
Other Liabilities	21,882	23,527	23,463	20,623	21,137	19,799
Total Liabilities	1,458,175	1,449,967	1,426,537	1,404,003	1,399,039	1,402,971
Common Stock	14,729	14,486	14,362	14,300	14,060	13,943
Surplus	160,912	155,697	152,766	150,356	144,357	141,328
Undivided Profits	13,410	17,594	18,550	15,878	21,046	22,243
Unallocated ESOP Shares	(2,042)	(2,042)	(1,673)	(862)	(862)	(864)
Accumulated Other Comprehensive Loss	(6,157)	(7,772)	(7,643)	(4,870)	(6,496)	(6,073)
Treasury Stock	(61,978)	(61,601)	(59,073)	(55,429)	(55,422)	(53,997)
Total Shareholders’ Equity	118,874	116,362	117,289	119,373	116,683	116,580
Total Liabilities and Shareholders’ Equity	$1,577,049	$1,566,329	$1,543,826	$1,523,376	$1,515,722	$1,519,551

Assets Under Trust Administration and Investment Management	$987,415			$873,565

Capital Ratios
Leverage Ratio	8.39%			8.51%
Tier 1 Risk-Based Capital Ratio	12.63			12.87
Total Risk-Based Capital Ratio	13.82			14.10

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	September 30,
	2007	2006
Loan Portfolio
Commercial, Financial and Agricultural	$ 79,109	$ 79,016
Real Estate – Commercial	189,350	181,295
Real Estate – Residential	419,054	397,879
Indirect and Other Consumer Loans	347,035	334,485
Total Loans	$1,034,548	$992,675

Allowance for Loan Losses, Third Quarter
Allowance for Loan Losses, Beginning of Period	$12,315	$12,265

Loans Charged-off	(185)	(240)
Recoveries of Loans Previously Charged-off	75	63
Net Loans Charged-off	(110)	(177)

Provision for Loan Losses	136	186
Allowance for Loan Losses, End of Period	$12,341	$12,274

Allowance for Loan Losses, First Nine Months
Allowance for Loan Losses, Beginning of Period	$12,278	$12,241

Loans Charged-off	(610)	(784)
Recoveries of Loans Previously Charged-off	351	257
Net Loans Charged-off	(259)	(527)

Provision for Loan Losses	322	560
Allowance for Loan Losses, End of Period	$12,341	$12,274

Nonperforming Assets
Nonaccrual Loans	$1,900	$1,263
Loans Past Due 90 or More Days and Accruing	121	59
Total Nonperforming Loans	2,021	1,322
Repossessed Assets	63	82
Other Real Estate Owned	26	200
Total Nonperforming Assets	$2,110	$1,604

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Third Quarter Annualized	0.04%	0.07%
Net Loans Charged-off to Average Loans, First Nine Months Annualized	0.03	0.07
Provision for Loan Losses to Average Loans, Third Quarter Annualized	0.05	0.07
Provision for Loan Losses to Average Loans, First Nine Months Annualized	0.04	0.08
Allowance for Loan Losses to Period-End Loans	1.19	1.24
Allowance for Loan Losses to Nonperforming Loans	610.64	928.41
Nonperforming Loans to Period-End Loans	0.20	0.13
Nonperforming Assets to Period-End Assets	0.13	0.11